Exhibit 23.3
McGladrey & Pullen
Certified Public Accountants

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Patient Infosystems, Inc. on Amendment 2 to Form SB-2 of our report, dated February 13, 2004 on American CareSource Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.

/s/McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Des Moines, Iowa
June 30, 2004